Exhibit 1.1

CAI INTERNATIONAL, INC.

            Shares of Common Stock

FORM OF PURCHASE AGREEMENT

            , 2008

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

and

c/o Banc of America Securities LLC

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

CAI International, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholder”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of                 shares (                the “Firm Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of                 authorized but unissued shares of Common Stock to be issued and sold by the Company and                 outstanding shares of Common Stock to be sold by the Selling Stockholder. The Company and the Selling Stockholder have also granted to the several Underwriters an option to purchase up to                 and                 additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholder hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

1. Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-            ) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; [one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed;] and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations (“Rule 462(b)”) to increase the size of the offering registered under the Securities Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A of the Rules and Regulations (“Rule 430A”) and/or Rule 430C of the Rules and Regulations (“Rule 430C”), as applicable. The registration statement as amended at the time it was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, the registration statement as so amended (but only from and after the effectiveness of such amendment or, the date it is first used after effectiveness of the registration statement, in the case of information contained in a form of prospectus filed with the Commission pursuant to Rule 424(b) and deemed to be part of the registration statement pursuant to Rule 430A or Rule 430C) at the time of effectiveness and the documents incorporated by reference therein pursuant to and in accordance with Item 12 of Form S-3 under the Securities Act and the Rules and Regulations at such time, is hereinafter called the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b), then any reference herein to the term “Registration Statement” shall be deemed to include such abbreviated registration statement (the “Rule 462(b) Registration Statement”). The term “Prospectus” as used herein means the prospectus in the form first used (or made available to meet requests of purchasers pursuant to Rule 173 under the Rules and Regulations) in connection with the confirmation of sales of Securities. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it became effective under the Securities Act, any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations and any prospectus subject to completion as described in Rule 430A.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. All references herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to and in accordance with Item 12 of Form S-3 under the Securities Act and the Rules and Regulations as of the effective date of the Registration Statement or the date of such prospectus, as applicable and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated therein by reference pursuant to and in accordance with the Rules and Regulations or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) The Registration Statement and any Rule 462(b) Registration Statement were initially declared effective by the Commission under the Securities Act on [•], 2008. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A under the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective, at all other subsequent times until the expiration of the Prospectus Delivery Period (as herein defined), and at the First Closing Date and Second Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the First Closing Date and Second Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus

Delivery Period, and at the First Closing Date and Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation thereof.

(iv) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule III and the Statutory Prospectus, all considered together (collectively, and together with the other information on Schedule III to this Agreement, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means [• ] [a/p].m. (Eastern time) on the date of this Agreement.

(2) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or Rule 430C shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that is prepared by, used by or referred to by the Company or prepared on behalf of the Company and (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h)(5), even though not required to be filed with the Commission.

(v) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through Prospectus Delivery Period or until any earlier date that it is amended, supplemented or deemed amended or supplemented as required by Section 4(a)(iii)(B) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(B)(1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations (“Rule 164”).

(C) Each Issuer Free Writing Prospectus satisfied as of its issue date, satisfies and, unless amended, supplemented or deemed amended or supplemented in compliance with Section 4(a)(iii)(B), will satisfy at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financial reporting and management’s assessment thereof, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performance of its work for the Company has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vii) Container Applications International, Inc., a Nevada corporation (“CAI Nevada”), was merged into the Company on February 2, 2007 (the “Merger”), whereupon the separate existence of CAI Nevada ceased and the Company survived. The Company, as the surviving corporation in the merger, possesses all the rights, powers, privileges and franchises and is subject to all of the obligations, liabilities, restrictions and disabilities of CAI Nevada, all as provided under the Delaware General Corporation Law.

(viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon, or cause a material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect” or “Material Adverse Change”).

(ix) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there has not been any change in the Company’s capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus); and there has not been any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

(x) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change.

(xi) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any contracts or documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute applicable to the Company or any of its subsidiaries, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject, the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xiii) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities to be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, the

Time of Sale Disclosure Package and the Prospectus. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any of its subsidiaries. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xiv) The Company and each of its subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except in each case where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(xv) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all material security interests, claims, liens, or other material encumbrances or defects except such as are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or any of its subsidiaries.

(xvi) All of the container leases, container management agreements and other agreements of the Company and its subsidiaries, considered as one enterprise (collectively, the “Commercial Agreements”), are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any Commercial Agreement, or affecting or questioning the rights of the Company or any of its subsidiaries with respect to any such Commercial Agreement, except where the failure of a Commercial Agreement to not be in full force and effect would not reasonably be expected to have a Material Adverse Effect and with respect to any claims which would not reasonably be expected to have a Material Adverse Effect.

(xvii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xviii) Except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the Company and its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except in each case where the failure to be have such intellectual property and intellectual property rights would not reasonably be expected to have a Material Adverse Effect; except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, except for such liability for infringement, and except for such license or similar fees which would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xix) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents. Neither the Company nor any of its subsidiaries is in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as individually or in the aggregate would not have a Material Adverse Effect.

(xx) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted in writing, or could reasonably be expected to be asserted, against the Company or any of its subsidiaries or any of their respective properties or assets, except for tax deficiencies as would not be reasonably expected to have a Material Adverse Effect.

(xxi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405, except in accordance with the provisions of Section4(a)(xviii) of this Agreement.

(xxii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on the NYSE.

(xxiii) Other than the subsidiaries of the Company listed in Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2007 and CAI Nevada, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances to the Company’s Board of Directors and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any “material weakness” (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxv) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvi) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxvii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxviii) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxix) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxx) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxi) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxxii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(xxxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as follows:

(i) The Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, valid and marketable title to the Securities to be sold by the Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. The Selling Stockholder is selling the Securities for the Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by the Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Time of Sale Disclosure Package and the Prospectus.

(ii) The certificates representing the Securities to be sold by the Selling Stockholder represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates will be duly and properly endorsed in blank for transfer, or will be accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii) The Selling Stockholder has the full legal right, power and capacity, and all authorizations and approvals required by law to enter into this Agreement, to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein.

(iv) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or any law, regulation, order or decree applicable to the Selling Stockholder, or, as applicable, the trust agreement, partnership agreement and/or other organizational documents of such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by the Selling Stockholder, except such as may be required under the Securities Act or state securities laws or blue sky laws.

(v) The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(vi) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus; provided, however, that the Selling Stockholder has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 except a Permitted Free Writing Prospectus (as defined below in Section 4(a)(xviii)) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xviii) hereof.

(vii) The Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and to such Selling Stockholder’s knowledge, none of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters pursuant to Section 5(k) hereof shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby, and any certificate signed by the Selling Stockholder as such and delivered to you or to counsel for the Underwriters pursuant to Section 5(l) hereof shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell             Firm Shares, and each Selling Stockholder, agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly , to purchase from the Company and each Selling Stockholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $            per share. The obligation of each Underwriter to each of the Company and each Selling Stockholder shall be to purchase from each of the Company and each Selling Stockholder that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and each Selling Stockholder pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

The Firm Shares will be delivered by the Company and the Selling Stockholder to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Selling Stockholder, as appropriate, at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or, if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the

Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase up to             of the Option Shares and the Selling Stockholder hereby grant to the several Underwriters an option to purchase all or any portion of the Option Shares set forth opposite of their respective names on Schedule I hereto at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and the Selling Stockholder setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company and the Selling Stockholder to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same-day funds payable to the order of the Company and the Selling Stockholder, as appropriate, at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

(c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholder on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or the Selling Stockholder.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) The Company will use its reasonable best efforts to cause any post-effective amendments to the Registration Statement permitted by this Section 4(a)(i) to become effective as promptly as possible; the Company will notify you promptly of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A and/or Rule 430C, as applicable, with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and/or 430C, as applicable; if the Company has elected to rely upon Rule 462(b) to increase the size of the offering registered under the Securities Act, the Company has prepared and filed or will prepare and file an abbreviated registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters and to which the Company does not reasonably object; and the Company will not file any amendment or supplement to the Registration Statement, the Time of Sale Disclosure Package or the Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for such purposes, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A under the Securities Act; and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430C as applicable, and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii) (A) During the period beginning on the date hereof and ending on the later of the Second Closing Date or the date on which a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities is no longer required to be delivered under the Securities Act (the “Prospectus Delivery Period”), the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations and by the Exchange

Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement, supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document under the Exchange Act (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company has promptly notified or promptly shall notify the Representatives and has promptly amended or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, it being understood and agreed that a subsequently filed Registration Statement, Statutory Prospectus or Prospectus that eliminates or corrects such untrue statement or omission shall be deemed to constitute an amendment or supplement of such Issuer Free Writing Prospectus for purposes of this Section 4(a)(iii)(B) so long as the Company has complied with the notice requirements of this Section 4(a)(iii)(B).

(iv) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (four of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the Financial Industry Regulatory Authority, Inc., the New York Stock Exchange or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and any separate counsel of any Selling Stockholder but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any Custodian or transfer agent or registrar, (E) the filing fees and fees and disbursements of the Underwriters’ counsel incident to any required review and approval by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses of the Company and any Selling Stockholder incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or any Selling Stockholder is not fulfilled, the Company or such Selling Stockholder, as the case may be, will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities of in contemplation of performing their obligations hereunder; provided, however, that the Underwriters shall bear the cost of travel and lodging for the Underwriters in connection with investor presentations on any “road show” undertaken in connection with the marketing of the Securities, stock transfer taxes on any resale of the Securities by them and any advertising expenses connected with any offers they may make. In the event that a private airplane is chartered for use during the road show, the Company and the Underwriters shall each pay for half of the charter fees and related costs. Neither the Company nor any Selling Stockholder shall in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and the Prospectus.

(x) The Company will not, without the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement, (ii) upon the conversion of securities disclosed in the Time of Sale Disclosure Package and the Prospectus that are existing on the date hereof, (iii) to directors, employees and consultants of the Company under the Company’s stock option plans disclosed in the Time of Sale Disclosure Package and the Prospectus that are existing on the date hereof; or (iv) pursuant to acquisitions by the Company in which Common Stock representing less than 5% of the Company’s outstanding capital stock is issued, provided that the recipients receiving Common Stock in connection with any such acquisition execute and deliver a Lock-Up Agreement (as defined below) and represent to the Underwriters that they have not transferred to another, in whole or in part, any economic consequence of ownership of such shares of Common Stock prior to the consummation of such acquisition. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(a)(x), unless otherwise waived by Piper Jaffray & Co. and Banc of America Securities LLC in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representatives, any co-managers and each person subject to a Lock-Up Agreement (as defined below) with prior notice of any such release, announcement or occurrence that gives rise to the extension of the Lock-Up Period.

(xi) The Company has caused to be delivered to you prior to the date of this Agreement a letter in the form of Exhibit A hereto from Mr. Hiromitsu Ogawa, each of the Company’s other directors and officers and the DBJ Value Up Fund (each such letter agreement being referred to herein as a “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii) The Company will enforce the terms of Section 16, “Market Standoff,” of the Company’s 2007 Equity Incentive Plan and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under Section 16 of the Company’s 2007 Equity Incentive Plan.

(xiii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xiv) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xv) The Company will file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Rules and Regulations.

(xvi) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xvii) The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xviii) The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, Piper Jaffray & Co. and Banc of America Securities LLC, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company, Piper Jaffray & Co. and Banc of America Securities LLC is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i) The Selling Stockholder will pay all taxes, if any, on the transfer and sale of the Securities being sold by the Selling Stockholder hereunder.

(ii) The Securities to be sold by the Selling Stockholder are subject to the interest of the several Underwriters and the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, by any act of the Selling Stockholder, by operation of law, by the death or incapacity of the Selling Stockholder, or by the occurrence of any other event. If any such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Company shall be delivered by the Company in accordance with the terms and conditions of this Agreement as if such event had not occurred.

(iii) The Selling Stockholder has executed and delivered a Lock-Up Agreement and such agreement is in full force and effect.

(iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and except as contemplated by the Time of Sale Disclosure Package and the Prospectus, has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(v) The Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to the Selling Stockholder or the Company or any new information relating to the Company or the Selling Stockholder in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any supplement thereto or any Issuer General Free Writing Prospectus, which results in the Time of Sale Disclosure Package or the Prospectus (as amended or supplemented) or any Issuer General Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) The Selling Stockholder shall deliver to the transfer agent or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, to the performance by each of the Company and the Selling Stockholder of its respective obligations hereunder and to the following additional conditions:

(a) All filings required by Rules 424, 430A, 430C and 433 shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order or pursuant to Section 8A of the Securities Act shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) No Underwriter shall have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in the reasonable opinion of counsel to the Underwriters, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale

Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there shall not have been any change in the Company’s capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus); and there shall not have been any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Perkins Coie LLP, counsel for the Company, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit B.

(f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Osborne Clarke, counsel for Container Applications International (U.K.) Limited, Sky Container Trading Limited and Sky Domestic Container Leasing Limited, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit C.

(g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Atsumi & Partners, counsel for CAIJ, Inc. and Container Applications International, Ltd., dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit D.

(h) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Chancery Chambers, counsel for Container Applications Limited, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit E.

(i) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Davis Polk & Wardwell, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to such matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(j) On each Closing Date, you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(k) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the Time of Sale there has occurred no event a description of which is required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,

(D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, there has not been any change in the Company’s capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), and there has not been any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and

(E) except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be expected to result in any Material Adverse Change.

(l) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(m) The Company and the Selling Stockholder shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(n) The Securities to be sold at each Closing Date shall have been duly listed, subject to notice of issuance, on the NYSE;

(o) On the Closing Date, the Selling Stockholder shall not have realized any “short-swing” profit (as contemplated under Rule 16(b) of the Exchange Act) which has not been fully recovered by the Company from the Selling Stockholder.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A and/or Rule 430C, as applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any

such amendment or supplement, any such Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

In addition to its other obligations under this Section 6(a), the Company, jointly and severally, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request unless such indemnifying party reasonably objects to any such reimbursement payment, in which case no interest shall accrue or be payable by an indemnifying party unless and until such objection has been resolved and interest on such amount shall only accrue from the date of such resolution.

(b) The Selling Stockholder, severally in proportion to the number of Shares sold by such Selling Stockholder hereunder, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A and/or Rule 430C, as applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, any Issuer Free Writing Prospectus or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any such Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof;; provided further that and in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement.

In addition to its other obligations under this Section 6(b), the Selling Stockholder, severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Stockholder’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request unless such indemnifying party reasonably objects to any such reimbursement payment, in which case no interest shall accrue or be payable by an indemnifying party unless and until such objection has been resolved and interest on such amount shall only accrue from the date of such resolution.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and each

Selling Stockholder for any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

(d) Promptly after receipt by an indemnified party under Section 6(a), 6(b) or 6(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under Section 6(a) or 6(b) hereof, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in Section 6(a) or 6(b) hereof). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Sections 6(a), 6(b) or 6(c) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 6(a), 6(b) or 6(c) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(e). Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall the Selling Stockholder be obligated to contribute any amount in excess of the net proceeds received by such Selling Stockholder (after deducting Underwriters’ discounts and commissions) from the sale of the Securities pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company’s and the Selling Stockholder’s obligations in this Section 6(e) to contribute are several in proportion to their respective number of Shares to be sold hereunder and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Securities Act.

(g) The Underwriters severally confirm and the Company and the Selling Stockholder acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the Prospectus under the caption “Underwriting,” insofar as such statements disclose concession and reallowance figures in the second paragraph thereunder, describe sales to discretionary accounts in the 7th paragraph thereunder and relate to stabilization and passive market making activities in the 10th and 11th paragraphs thereunder, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholder contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, the Company or any of its officers, directors, or controlling persons, or any Selling Stockholder or any controlling person thereof. and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall have any liability to any Underwriter (except to the extent provided in Section 4(a)(viii), and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) have any liability to the Company or any Selling Stockholder (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Termination of this Agreement.

(a) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or the Selling Stockholder shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on their part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange, by such market or exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(i) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) If you elect to terminate this Agreement as provided in this Section, the Company and the Selling Stockholder shall be notified promptly by you by telephone, confirmed by letter.

10. Default by a Selling Stockholder. If the Selling Stockholder shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representative, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any non defaulting party or (b) elect to purchase the Securities to be sold by the Company and any other Selling Stockholder hereunder.

In the event of a default by a Selling Stockholder, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other documents or arrangements.

No action taken pursuant to this Section shall relieve the Company or the defaulting Selling Stockholder from liability hereunder.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402 and c/o Banc of America Securities LLC, One Bryant Park, New York, NY 10036; if to the Company, shall be mailed or delivered to it at One Embarcadero Center, Suite 2101, San Francisco, CA 94111, Attention: Chief

Executive Officer; if to a Selling Stockholder, shall be mailed or delivered to it at the address of the Company, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholder and that the Representatives have no obligation to disclose such interest and transactions to the Company or any Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or any Selling Stockholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including stockholders, employees or creditors of the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CAI INTERNATIONAL, INC.

By:
NAME:	MASAAKI NISHIBORI
TITLE:	CHIEF EXECUTIVE OFFICER

SELLING STOCKHOLDER

HIROMITSU OGAWA

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

PIPER JAFFRAY & CO.

By:
Name:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option
Hiromitsu Ogawa

Total

SCHEDULE II

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
Banc of America Securities LLC
William Blair & Company, L.L.C.
Jefferies & Company, Inc.

Total

(1)	The Underwriters may purchase up to an additional [ ] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

Issuer General Free Writing Prospectuses

[1.	Issuer Free Writing Prospectus dated , 2008]

[2.	[Orally communicated pricing information:

Public offering price per Share:

Number of Firm Shares: ]

Exhibit A

Form of Lock-Up Agreement

Exhibit B

Form of Opinion of Perkins Coie, LLP

Exhibit C

Form of Opinion of Osborne Clarke

Exhibit D-1

Form of Opinion of Atsumi & Partners for CAIJ, Inc.

Exhibit D-2

Form of Opinion of Atsumi & Partners

for Container Applications International, Ltd.

Exhibit E

Form of Opinion of Chancery Chambers